Exhibit 99.1

Loop Media Announces Pricing of $12 Million Public Offering and Uplisting to the NYSE American

Trading will begin on the NYSE American under the ticker symbol “LPTV” today, September 22, 2022

GLENDALE, Calif., September 22, 2022 -- Loop Media, Inc. (“Loop Media”) (NYSE American: LPTV), a leading multi-channel streaming platform that provides curated music video and branded entertainment channels for businesses and consumers, today announced the pricing of an underwritten public offering of 2,400,000 shares of its common stock at a public offering price of $5.00 per share. In addition, Loop Media has granted the underwriter a 30-day over-allotment option to purchase up to an additional 360,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about September 26, 2022, subject to the satisfaction of customary closing conditions.

In connection with the offering, Loop Media has been approved for the listing of its common stock on the NYSE American and will commence trading on the NYSE American under the ticker symbol “LPTV” today, Thursday, September 22, 2022.

Gross proceeds to Loop Media from the offering are expected to be approximately $12.0 million, before deducting underwriting discounts and commissions and estimated offering expenses, but excluding any exercise of the underwriter’s over-allotment option.

Roth Capital Partners is acting as the sole manager.

The common stock described above is being offered by Loop Media pursuant to a registration statement on Form S-1 (File No. 333-262416) that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on September 21, 2022. The offering is being made only by means of a prospectus. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC. Electronic copies of the preliminary prospectus and, when available, copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC’s website at www.sec.gov or by contacting Roth Capital Partners, 888 San Clemente, Newport Beach, CA 92660, Attn: Prospectus Department, telephone: 800-678-9147, or email at rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Loop Media, Inc.

Loop Media is a leading multichannel streaming platform that provides curated music video and branded entertainment channels for businesses. Through its proprietary “Loop Player” for businesses, Loop Media is a leading company in the U.S. licensed to stream music videos directly to venues out-of-home (“OOH”).

Loop Media’s digital video content reaches thousands of consumers in OOH locations including bars/restaurants, office buildings, retail businesses, and on free ad-supported TV platforms like Roku and at local gas stations on GSTV terminals and in 400,000 hotel rooms in over 1,300 hotels in the United States.

Loop Media is fueled by one of the largest and most important libraries that includes music videos, movie trailers and live performances. Loop Media’s non-music channels cover a multitude of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos and more.  Loop Media’s streaming services generate revenue from advertising, sponsorships, integrated marketing and branded content from free-ad-supported-television (“FAST”) and from subscription offerings.

Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, Loop Media’s ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media’s ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, the closing of the underwritten public offering, the use of proceeds from the offering and the impact of strategic transactions. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including "will," "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media’s SEC filings are available at www.sec.gov.

Loop Media Press Contact
Jon Lindsay Phillips
Loop@phillcomm.global